Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 (No 333-265588) and the Prospectus therein of J.P. Morgan Real Estate Income Trust, Inc. of our report dated March 29, 2023 relating to the financial statements and financial statement schedule of J.P. Morgan Real Estate Income Trust, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 29, 2023